UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Illinois Street
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 14, 2023, FibroGen, Inc. (the “Company”) approved a restructuring plan (the “Plan”) to lower the Company’s operating expenses. The Plan includes an expected reduction to the Company’s U.S. workforce of approximately 32% (or 104 employees).

The Company would like to extend its tremendous gratitude to these employees, not only for their contributions to the strong workforce and culture at FibroGen, but to their large part in the progress we have made, and continue to make, in science and the biotechnology industry.

The Company estimates that it will incur non-recurring charges in the range of $13-15 million in connection with the Plan, primarily consisting of severance payments, notice pay, accrued vacation, and employee benefits contributions. The Company expects that the majority of the restructuring charges will be incurred in the third quarter of fiscal year 2023 and that the implementation of the headcount reductions, including cash payments, will be substantially complete by the end of the first quarter of 2024. The Company estimates that it will save approximately $30-35 million in annual expenses on a go-forward basis as a direct result of the Plan.

The Company expects that its existing cash, cash equivalents, investments, and accounts receivable will enable it to fund its operating expenses and capital expenditure requirements into 2026.

Potential position eliminations are subject to legal requirements that vary by jurisdiction, which may extend this process beyond the first quarter of 2024 in certain cases. The charges that the Company expects to incur, and the savings obtained, are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses and savings may differ materially from the estimates disclosed above. The Company may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements including statements relating to the Company’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding the Company’s business strategy, statements relating to the anticipated timing and details of the Plan and the expected impacts, charges and costs associated with the Plan that the Company expects to incur, the expected annual cost savings as a result of the Plan, and how long it expects to be able to fund its operating expenses and capital expenditure requirements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and the Company’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	July 19, 2023	By:	/s/ Michael Lowenstein
Michael Lowenstein Chief Legal Officer